0000
Certificate Number

kidpik

* 0,000,000 *
Shares

Par Value $0.001
Common Stock

CUSIP No. 49382L108

This Certifies That

* SPECIMEN *
* SPECIMEN *
* SPECIMEN *
* SPECIMEN *

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

Kidpik Corp.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: MONTH DD, YYYY

EZRA DABAH
Chief Executive Officer

ADIR KATZAV
Chief Financial Officer

Countersigned and Registered By:
ClearTrust, LLC

Transfer Agent Authorized Signature
www.ClearTrustOnline.com

KIDPIK CORP
Corporate
Seal
DELAWARE

TRANSFER INSTRUCTIONS:

For Value Received, the undersigned hereby assigns and transfers ______________ shares represented by this Certificate to the new registration name as outlined below. The undersigned does hereby irrevocably constitute and appoint said Transfer Agent and Registrar of these securities to transfer the said stock on the books of the within-named Issuer with full power of substitution in the premises.

Transfer Type: *(Select one.)*

- ☐ Gift. The gift date is ______________.
- ☐ Private sale. The sale date is ______________. The sale price was $______________ per share.
- ☐ Inheritance. The date of death was ______________.
- ☐ Change registration name *(no beneficial owner change).*
- ☐ Transfer certificate to electronic shares.

NEW SHAREHOLDER INFORMATION:

(In this section, please detail the full name and contact information of the person/entity the shares are being transferred to. If transferring to multiple shareholders, attach a separate sheet with shareholder and delivery instructions, and complete only the signature section below.)

New registration name: ______________
(This name will appear on the new statement or certificate.)

Account type: *(Select one.)*

☐ INDIVIDUAL	☐ JT TEN *(Joint Tenants)*	☐ JTWROS *(Joint Tenants With Rights Of Survivorship)*
☐ CORPORATION	☐ TEN COM *(Tenants in Common)*	☐ UGMA *(Uniform Gift to Minors Act)*
☐ TRUST	☐ TEN ENT *(Tenants by the Entirety)*	☐ UTMA *(Uniform Transfer to Minors Act)*
☐ Other: ______________		

Address of record: ______________

Primary EIN/SSN: ______________ **Joint SSN** *(If applicable)*: ______________

Email: ______________ **Phone:** ______________

DELIVERY INSTRUCTIONS:

(Select only one. Any portion of shares represented by this certificate remaining in the current name will be moved into book entry/electronic shares unless otherwise noted in the attached special instructions.)

- ☐ Mail a **Certificate.** Enclosed is either a pre-paid shipping label or additional fees to cover the shipping cost.
- ☐ Email a statement representing book entry/**electronic shares.** *(Mailed if a valid email is not provided.)*
- ☐ See attached letter for special instructions.

SIGNATURE(S):

(In this section, the shareholder named on the front of this certificate must sign to execute the transfer.)

Date: ______________

Reserved for Medallion Guarantee Stamp & Guarantor's Signature

X ______________
Shareholder Signature

X ______________
Joint Shareholder Signature

(A Medallion Signature Guarantee stamp is NOT required if the shares are staying in the exact same name. For all other transfers, the stamp is required, & the original must be mailed to the Transfer Agent and Registrar. If a stamp is required, the guarantee stamp must be provided by an Eligible Financial Institution or member of a registered National Securities Exchange approved by the Securities Transfer Association, Inc. pursuant to Securities and Exchange Commission Rule 17Ad-15. No other form of signature guarantee will be accepted.)